UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 11, 2007
Builders FirstSource, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)
(214) 880-3500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06. Material Impairments
Since December 31, 2006, management has closely monitored trends in economic factors and their effects on our quarterly operating results to determine if an impairment trigger was present that would warrant a reassessment of the recoverability of the carrying amount of goodwill prior to the required annual impairment test. During the three months ended September 30, 2007, the macroeconomic factors that drive the business declined further than expected prompting management to revise expectations for its reporting units. As a result of these unfavorable operating conditions, the Company performed an interim impairment test for certain of its reporting units. As a result of this interim impairment test, management determined that the carrying value of goodwill for these reporting units exceeded their implied fair value. As such, the Company will record a non-cash pre-tax impairment charge of approximately $19 million in the third quarter of 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

     Dated: October 11, 2007